SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2002

AVONDALE INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150
(State of incorporation)	(Commission File Number)	(I.R.S. employer identification no.)

506 South Broad Street
Monroe, Georgia		30655
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

At a meeting held on May 14, 2002, the audit committee of the Board of Directors of the Company approved the engagement of Crisp Hughes Evans LLP as its independent auditors for the fiscal year ending August 30, 2002. Concurrently, the audit committee of the Board of Directors determined to dismiss Arthur Andersen LLP, the Company’s former independent auditors. The Company notified both Arthur Andersen LLP and Crisp Hughes Evans LLP of the dismissal of Arthur Andersen LLP and the engagement of Crisp Hughes Evans LLP on May 15, 2002.

The reports of Arthur Andersen LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, nor was there any event of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended August 31, 2001, and in the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report.

The Company has provided Arthur Andersen LLP with a copy of the disclosures contained in this report, and has requested Arthur Andersen LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 17, 2002 is filed as Exhibit 16.

The Company confirms that neither it nor anyone acting on its behalf has consulted Crisp Hughes Evans LLP regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K prior to their engagement.

Item 7. Financial Statements and Exhibits

     (c)   Exhibits

16	Arthur Andersen LLP letter to the Securities and Exchange Commission dated May 17, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2002	AVONDALE INCORPORATED

	By:	/s/ Jack R. Altherr, Jr.

Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number and Description

16.	Arthur Andersen LLP letter to the Securities and Exchange Commission dated May 17, 2002

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